As filed with the Securities and Exchange Commission on August 31, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUIDEL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-2573850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10165 McKellar Court
San Diego, California 92121
(858) 552-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Robert J. Bujarski
Senior Vice President, General Counsel and Corporate Secretary
Quidel Corporation
10165 McKellar Court
San Diego, California 92121
(858) 552-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Mark W. Shurtleff
Michelle A. Hodges
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, California 92612
(949) 451-3800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration
Statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. ☐
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered (1)	Registered (1)(2)(3)	Per Security (1)	Price (1)(3)	Fee (4)
Debt Securities, Common Stock (par value $0.001 per share) (5), Preferred Stock (par value $0.001 per share), Depositary Shares, Warrants, Rights, Stock Purchase Contracts and Stock Purchase Units, or Units comprising one or more classes of these securities	$150,000,000	N/A	$150,000,000	$10,695
TOTAL:	$150,000,000	N/A	$150,000,000	$10,695

(1)	There are being registered under this Registration Statement such indeterminate number of securities of each identified class of the Registrant, as shall have an aggregate initial offering price not to exceed $150,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies). The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $150,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies).

(2)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock that may be issued upon conversion of preferred stock, debt securities or other securities that are being registered hereunder, an indeterminate amount or number of debt securities, shares of common stock and preferred stock or other securities that that are being registered hereunder that may be issued upon exercise of warrants, and an indeterminate number of shares of common stock or other securities that are being registered hereunder that may be issued upon settlement of stock purchase contracts or stock purchase units. In addition, the securities registered hereunder include such indeterminate number of shares of common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units and units and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants, rights, stock purchase contracts or stock purchase units, or pursuant to the anti-dilution provisions of any such securities.

(3)	Pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Each share of Quidel Corporation’s common stock includes a right to purchase a fraction of a share of Series C Junior Participating Preferred Stock of Quidel Corporation pursuant to Quidel Corporation’s Rights Agreement, as the same may be amended from time to time.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

P R O S P E C T U S
Subject to Completion; Dated August 31, 2010
$150,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units
Units

          This prospectus provides a general description of the following securities that may be offered hereunder from time to time: Quidel Corporation’s debt securities, common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts, stock purchase units and units of these securities. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies). Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
          The common stock of Quidel Corporation is listed on the Nasdaq Global Market under the symbol “QDEL.”
          Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein by reference.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   .

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us” and “our” refer to Quidel Corporation, a Delaware corporation, and its predecessors and subsidiaries.

          The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.
          We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies).
          The types of securities that we may offer and sell from time to time by this prospectus are:
•	debt securities of Quidel Corporation;

•	common stock of Quidel Corporation;

•	preferred stock of Quidel Corporation;

•	depositary shares of Quidel Corporation;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities of Quidel Corporation or other securities being registered;

•	rights to purchase common stock of Quidel Corporation or other securities being registered;

•	stock purchase contracts issued by Quidel Corporation;

•	stock purchase units issued by Quidel Corporation; and

•	units consisting of any of the above securities.
          We may issue debt securities convertible into shares of Quidel Corporation’s common stock, preferred stock or other securities being registered. The preferred stock issued may also be convertible into shares of Quidel Corporation common stock, another series of its preferred stock or other securities being registered.
          This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:
•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.
          In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY
          We are a broad based in vitro diagnostics (“IVD”) company and have a leadership position in developing, manufacturing and marketing point-of-care (“POC”) rapid diagnostic tests for the detection and management of a variety of medical conditions and illnesses. These diagnostic testing solutions primarily include applications in infectious diseases and reproductive and women’s health. We sell our products for professional use in physician offices, hospitals, clinical laboratories, reference laboratories, leading universities, retail clinics and wellness screening centers.
          We commenced our operations in 1979 and launched our first products, dipstick-based pregnancy tests, in 1984. Since such time, our product base and technology platforms have expanded through internal development and acquisitions of other products, technologies and companies. Our diagnostic solutions aid in the detection and diagnosis of many critical diseases and other medical conditions, including infectious diseases, reproductive and women’s health, autoimmune diseases, bone health, thyroid diseases, and fecal occult blood. In February 2010, we expanded our operations through our acquisition of Diagnostic Hybrids, Inc. (“DHI”), a privately-held, IVD company, based in Athens, Ohio, which is a market leader in the manufacturing and commercialization of U.S. Food and Drug Administration (“FDA”) cleared direct fluorescent IVD assays used in hospital and reference laboratories for a variety of diseases, including certain viral infections and thyroid diseases.
          We market our products in the United States through a network of national and regional distributors, and a direct sales force. Internationally, we sell and market primarily in Japan, Europe and the Middle East primarily through distributor arrangements.
          Our executive offices are located at 10165 McKellar Court, San Diego, California 92121, our telephone number is (858) 552-1100 and our website is www.quidel.com. Our website, and the information contained therein, is not a part of this prospectus.

RISK FACTORS
          An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, as well as under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus and the prospectus supplement, including in our Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q or other documents filed by us with the SEC. It is not possible to predict or identify all such risks. Consequently, we could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.
Risks Related to Our Business
Our operating results may fluctuate adversely as a result of many factors that are outside our control.
Fluctuations in our operating results, for any reason, could cause our growth or operating results to fall below the expectations of investors and securities analysts. For the six months ended June 30, 2010, total revenue increased 29% to $53.4 million from $41.5 million for the six months ended June 30, 2009. This was largely driven by the acquisition of DHI in early 2010, an increase in our core non-seasonal products as a result of inventory levels normalizing at our distributors during late 2009, and was partially offset by a decrease in sales of our influenza products as a result of the influenza pandemic that occurred in 2009.
Our sales estimates for future periods are based, among other factors, on estimated end-user demand for our products. Sales to our distribution partners would fall short of expectations if distributor inventories increase because of less than estimated end-user consumption.
Other factors that are beyond our control and that could affect our operating results in the future include:
•	seasonal fluctuations in our sales of infectious disease tests, which are generally highest in fall and winter, thus resulting in generally lower operating results in the second calendar quarter and higher operating results in the first, third and fourth calendar quarters;

•	timing of the onset, length and severity of the cold and flu seasons;

•	government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses, including H1N1 and avian flu;

•	changes in the level of competition, such as would occur if one of our larger and better financed competitors introduced a new or lower priced product to compete with one of our products;

•	changes in the reimbursement systems or reimbursement amounts that end-users rely upon in choosing to use our products;

•	changes in economic conditions in our domestic and international markets, such as economic downturns, decreased healthcare spending, reduced consumer demand, inflation and currency fluctuations;

•	changes in sales levels—because a significant portion of our costs are fixed costs, relatively higher sales would likely increase profitability, while relatively lower sales would not reduce costs by the same proportion, and hence could cause operating losses;

•	lower than anticipated market penetration of our new or more recently introduced products;

•	significant quantities of our product or that of our competitors in our distributors’ inventories or distribution channels; and

•	changes in distributor buying patterns.

Our senior credit facility imposes restrictions on our operations and activities, limits the amount we can borrow, and requires us to comply with various financial covenants. In addition, we may incur significant additional indebtedness. Our indebtedness could be costly or have adverse consequences.
We currently have a $120.0 million senior secured syndicated credit facility, which matures on October 8, 2013. Our senior credit facility bears interest at a rate ranging from 0.50% to 1.75% plus the lender’s prime rate or, at our option, a rate ranging from 1.50% to 2.75% plus the London InterBank Offering Rate. The agreement governing our senior credit facility includes certain customary limitations on our operations and activities, including among others: limitation on liens; limitation on mergers, consolidations and sales of assets; limitation on debt; limitation on dividends, stock redemptions and the redemption and/or prepayment of other debt; limitation on investments (including loans and advances) and acquisitions; limitation on transactions with affiliates; and limitation on annual capital expenditures. We are also subject to financial covenants under the agreement governing our senior credit facility, which include a funded debt to adjusted EBITDA ratio (as defined in our senior credit facility, with adjusted EBITDA generally calculated as earnings before, among other adjustments, interest, taxes, depreciation and amortization), and an interest coverage ratio. If we fail to comply with these restrictions or covenants, our senior credit facility could become due and payable prior to maturity. As of June 30, 2010 we were in compliance with all financial covenants.
In addition, we may incur significant additional indebtedness, subject to the restrictions in our senior credit facility (for which we may obtain waivers). As of June 30, 2010, we had $45.0 million available under our senior credit facility. Availability can fluctuate from time to time due to, among other factors, our funded debt to adjusted EBITDA ratio.
Our indebtedness could be costly or have adverse consequences, such as:
•	requiring us to dedicate a substantial portion of our cash flows from operations to payments on our debt;

•	limiting our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt obligations and other general corporate requirements;

•	making us more vulnerable to adverse conditions in the general economy or our industry and to fluctuations in our operating results, including affecting our ability to comply with and maintain any financial tests and ratios required under our indebtedness;

•	limiting our flexibility to engage in certain transactions or to plan for, or react to, changes in our business and the diagnostics industry;

•	putting us at a disadvantage compared to competitors that have less relative debt; and

•	subjecting us to additional restrictive financial and other covenants.
We may need to raise additional funds to finance our future capital or operating needs, which could have adverse consequences on our operations and the interests of our stockholders.
Seasonal fluctuations in our operating results could limit the cash we have available for research and development and other operating needs or cause us to fail to comply with the financial covenants in the documents governing our indebtedness. As a result, we may need to seek to raise funds through public or private debt or sale of equity to achieve our business strategy or to avoid non-compliance with our financial covenants. In addition, we may need funds to complete acquisitions, or may issue equity in connection with acquisitions. If we raise funds or acquire other technologies or business through issuance of equity, this could dilute the interests of our stockholders. Moreover, the availability of additional capital, whether debt or equity from private capital sources (including banks) or the public capital markets, fluctuates as our financial condition and industry or market conditions in general change. There may be times when the private capital markets and the public debt or equity markets lack sufficient liquidity or when our securities cannot be sold at attractive prices, in which case we would not be able to access capital from these sources on favorable terms, if at all. We can give no assurance as to the terms or availability of additional capital.
To remain competitive, we must continue to develop or obtain proprietary technology rights; otherwise, we may lose market share or need to reduce prices as a result of competitors selling technologically superior products that compete with our products.
Our ability to compete successfully in the diagnostic market depends on continued development and introduction of new proprietary technology and the improvement of existing technology. If we cannot continue to develop, obtain and protect proprietary technology, our total revenue and gross profits could be adversely affected. Moreover, our current and future licenses may not be adequate for the operation of our business.
Our competitive position is heavily dependent on obtaining and protecting our own proprietary technology or obtaining licenses from others. Our ability to obtain patents and licenses, and their benefits, is uncertain. We have issued patents both in the U.S. and internationally, with expiration dates ranging from the present through approximately 2029. Additionally, we have patent applications pending throughout the world. These pending patent applications may not result in the issuance of any patents, or if issued, may not have priority over others’ applications or may not offer meaningful protection against competitors with similar technology. Moreover, any patents issued to us may be challenged, invalidated or circumvented in the future. In addition to our patents in the U.S., we have patents issued in various other countries including, Australia, Canada, Japan and various European countries, including France, Germany, Italy, Spain and the United Kingdom. Third parties can make, use and sell products covered by our patents in any country in which we do not have patent protection. We also license the right to use our products to our customers under label licenses that are for research purposes only. These licenses could be contested and, because we cannot monitor all potential unauthorized uses of our products around the world, we might not be aware of an unauthorized use and might not be able to enforce the license restrictions in a cost-effective manner. Also, we may not be able to obtain licenses for technology patented by others and required to produce our products on commercially reasonable terms.
In order to remain competitive and profitable, we must expend considerable resources to research new technologies and products and develop new markets, and there is no assurance our efforts to develop new technologies or products will be successful or such technologies and products will be commercially viable.
We devote a significant amount of financial resources to researching and developing new technologies, new products and new markets. The development, manufacture and sale of diagnostic products require a significant investment of resources. Moreover, no assurances can be given that our efforts to develop new technologies or products will be successful or that such technologies and products will be commercially viable.
The development of new markets also requires a substantial investment of resources, such as new employees, offices and manufacturing facilities. Accordingly, we are likely to incur increased operating expenses as a result of our increased investment in sales and marketing activities, manufacturing scale-up and new product development associated with our efforts to accomplish our business strategy.
No assurance can be given that we will be successful in implementing our operational, growth and other strategic efforts. In addition, the funds for our strategic development projects have in the past come primarily from our business operations and a working capital line of credit. If our business slows and we become less profitable, and as a result have less money available to fund research and development, we will have to decide at that time which programs to reduce, and by how much. Similarly, if adequate financial, personnel, equipment or other resources are not available, we may be required to delay or scale back our strategic efforts. Our operations will be adversely affected if our total revenue and gross profits do not correspondingly increase or if our technology, product and market development efforts are unsuccessful or delayed. Furthermore, our failure to successfully introduce new products and develop new markets could have a material adverse effect on our business and prospects.
We rely on a limited number of key distributors which account for a substantial majority of our total revenue. The loss of any key distributor or an unsuccessful effort by us to directly distribute our products could lead to reduced sales.
Although we have many distributor relationships in the U.S., the market is dominated by a small group of these distributors. Four of our distributors, which are considered to be among the market leaders, collectively accounted for approximately 52%, 57% and 56% of our total revenue for the years ended December 31, 2009, 2008 and 2007, respectively. We had sales to four separate distributors for whom sales to each exceeded 10% of total revenue for the year ended December 31, 2009. These distributors were Cardinal Healthcare Corporation, Physician Sales and Services Corporation, McKesson Corporation and Fisher Scientific Corporation (“Fisher”). In addition, we rely on a few key distributors for a majority of our international sales, and expect to continue to do so for the foreseeable future. The loss or termination of our relationship with any of these key distributors could significantly disrupt our business unless suitable alternatives were timely found or lost sales to one distributor are absorbed by another distributor. Finding a suitable alternative may pose challenges in our industry’s competitive environment, and another suitable distributor may not be found on satisfactory terms. For instance, some distributors already have exclusive arrangements with our competitors, and others do not have the same level of penetration into our target markets as our existing distributors. If total revenue to these or any of our other significant distributors were to decrease in any material amount in the future or we are not successful in timely transitioning business to new distributors, our business, operating results and financial condition could be materially and adversely affected.
Our operating results are heavily dependent on sales of our influenza diagnostic tests.
Although we continue to diversify our products, a significant percentage of our total revenues still continue to come from a limited number of our product families. In particular, revenues from the sale of our influenza tests represent a significant portion of our total revenues and are expected to remain so in at least the near future. In addition, the gross margins derived from sales of our influenza tests are significantly higher than the gross margins from our other core products. As a result, if sales of our influenza tests decline for any reason—whether as a result of market share loss or price pressure, obsolescence, a mild flu season, regulatory matters or any other reason—our operating results would be materially and adversely affected on a disproportionate basis.
If we are not able to manage our growth strategy or if we experience difficulties integrating companies or technologies we may acquire after their acquisition, our earnings may be adversely affected.

Our business strategy contemplates further growth in the scope of operating and financial systems and the geographical area of our operations, including further expansion outside the U.S., as new products and technologies are developed and commercialized or new geographical markets are entered. As discussed in our Annual Report on Form 10-K for the fiscal year ending December 31, 2009, we acquired DHI on February 19, 2010. We may experience difficulties integrating the operations of DHI and other companies or technologies that we may acquire with our own operations, and as a result we may not realize our anticipated benefits and cost savings within our expected time frame, or at all. Because we have a relatively small executive staff, future growth may also divert management’s attention from other aspects of our business, and will place a strain on existing management and our operational, financial and management information systems. Furthermore, we may expand into markets in which we have less experience or incur higher costs. Acquisitions may subject us to other risks, including unanticipated costs and expenditures, potential changes in relationships with strategic partners, potential contractual or intellectual property issues, and potential accounting charges and write-downs. Should we encounter difficulties in managing these tasks and risks, our growth strategy may suffer and our total revenue and gross profits could be adversely affected.
Intellectual property risks and third-party claims of infringement, misappropriation of proprietary rights or other claims against us could adversely affect our ability to market our products, require us to redesign our products or attempt to seek licenses from third parties, and materially adversely affect our operating results. In addition, the defense of such claims could result in significant costs and divert the attention of our management and other key employees.
Companies in or related to our industry often aggressively protect and pursue their intellectual property rights. There are often intellectual property risks associated with developing and producing new products and entering new markets, and we may not be able to obtain, at reasonable cost or upon commercially reasonable terms, licenses to intellectual property of others that is alleged to be part of such new or existing products. From time to time, we have received, and may continue to receive, notices that claim we have infringed upon, misappropriated or misused other parties’ proprietary rights.
Moreover, in the past we have been engaged in litigation with parties that claim, among other matters, that we infringed their patents. We or our customers may be sued by other parties that claim that our products have infringed their patents or misappropriated their proprietary rights or that may seek to invalidate one or more of our patents. An adverse determination in any of these types of disputes could prevent us from manufacturing or selling some of our products, limit or restrict the type of work that employees involved with such products may perform for us, increase our costs of revenue and expose us to significant liability.
As a general matter, our involvement in litigation or in any claims to determine proprietary rights, as may arise from time to time, could materially and adversely affect our business, financial condition and results of operations for reasons such as:
•	pending litigation may of itself cause our distributors or end-users to reduce purchases of our products;

•	it may consume a substantial portion of our managerial and financial resources;

•	its outcome would be uncertain and a court may find any third-party patent claims valid and infringed by our products (issuing a preliminary or permanent injunction) that would require us to withdraw or recall such products from the market, redesign such products offered for sale or under development or restrict employees from performing work in their areas of expertise;

•	governmental agencies may commence investigations or criminal proceedings against our employees, former employees and us relating to claims of misappropriation or misuse of another party’s proprietary rights;

•	an adverse outcome could subject us to significant liability in the form of past royalty payments, penalties, special and punitive damages and future royalty payments significantly affecting our future earnings; and

•	failure to obtain a necessary license (upon commercially reasonable terms, if at all) upon an adverse outcome could prevent us from selling our current products or other products we may develop.
In addition to the foregoing, we may also be required to indemnify some customers, distributors and strategic partners under our agreements with such parties if a third party alleges or if a court finds that our products or activities have infringed upon, misappropriated or misused another party’s proprietary rights. Further, our products may contain technology provided to us by other parties such as contractors, suppliers or customers. We may have little or no ability to determine in advance whether such technology infringes the intellectual property rights of a third party. Our contractors, suppliers and licensors may not be required or financially able to indemnify us in the event that a claim of infringement is asserted against us, or they may be required to indemnify us only up to a maximum amount, above which we would be responsible for any further costs or damages.
Volatility and disruption to the global capital and credit markets may adversely affect our results of operations and financial condition, as well as our ability to access credit and the financial soundness of our customers and suppliers.
Since 2008, the global capital and credit markets have experienced a period of unprecedented turmoil and upheaval, characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States federal government. These conditions could adversely affect the demand for our products and services and, therefore, reduce purchases by our customers, which would negatively affect our revenue growth and cause a decrease in our profitability. In addition, interest rate fluctuations, financial market volatility or credit market disruptions may limit our access to capital, and may also negatively affect our customers’ and our suppliers’ ability to obtain credit to finance their businesses. As a result, our customers’ needs and ability to purchase our products or services may decrease, and our suppliers may increase their prices, reduce their output or change their terms of sale. If our customers’ or suppliers’ operating and financial performance deteriorates, or if they are unable to make scheduled payments or obtain credit, our customers may not be able to pay, or may delay payment of, accounts receivable owed to us, and our suppliers may restrict credit or impose different payment terms. Any inability of customers to pay us for our products and services, or any demands by suppliers for different payment terms, may adversely affect our earnings and cash flow. Additionally, both state and federal government sponsored payers, as a result of budget deficits or reductions, may seek to reduce their health care expenditures by renegotiating their contracts with us. Any reduction in payments by such government sponsored payers may adversely affect our earnings and cash flow. Declining economic conditions may also increase our costs. If economic conditions remain volatile, our results of operations or financial condition could be adversely affected.
We may not achieve market acceptance of our products among physicians and other healthcare providers, and this would have a negative effect on future sales.
A large part of our business is based on the sale of rapid POC diagnostic tests that physicians and other healthcare providers can administer in their own facilities without sending samples to central laboratories. Clinical reference laboratories and hospital-based laboratories are significant competitors of ours in connection with these rapid POC diagnostic tests and provide a majority of the diagnostic tests used by physicians and other healthcare providers. Our future sales depend on, among other matters, capture of sales from these laboratories by achieving market acceptance of POC testing from physicians and other healthcare providers. If we do not capture sales at the levels in our budget, our total revenue will not grow as much as we expect and the costs we have incurred will be disproportionate to our sales levels. We expect that clinical reference and hospital-based laboratories will continue to compete vigorously against our POC diagnostic products in order to maintain and expand their existing dominance of the overall diagnostic testing market. Moreover, even if we can demonstrate that our products are more cost-effective, save time, or have better performance, physicians and other healthcare providers may resist changing to POC tests. Our failure to achieve market acceptance from physicians and healthcare providers with respect to the use of our POC diagnostic products would have a negative effect on our future sales growth.
The industry and market segment in which we operate are highly competitive, and intense competition with other providers of POC diagnostic products may reduce our sales and margins.
In addition to competition from laboratories, our POC diagnostic tests compete with similar products made by our competitors. There are a large number of multinational and regional competitors making investments in competing technologies and products, including several large pharmaceutical and diversified healthcare companies. We also face competition from our distributors since some have created, and others may decide to create, their own products to compete with ours. A number of our competitors have a potential competitive advantage because they have substantially greater financial, technical, research and other resources, and larger, more established marketing, sales, distribution and service organizations than we have. These competitors include, among others, Alere Inc. (formerly, Inverness Medical Innovations, Inc.), Beckman Coulter Primary Care Diagnostics, Fisher, Genzyme Diagnostics Corporation, and Becton Dickinson and Company. Moreover, some competitors offer broader product lines and have greater name recognition than we have. If our competitors’ products are more effective than ours or take market share from our products through more effective marketing or competitive pricing, our total revenue and profits could be materially and adversely affected.
Our products are highly regulated by various governmental agencies. Any changes to the existing laws and regulations may adversely impact our ability to manufacture and market our products.

The testing, manufacture and sale of our products are subject to regulation by numerous governmental authorities in the U.S., principally the FDA and corresponding state and foreign regulatory agencies. The FDA regulates most of our products, which are currently all Class I or II devices. The U.S. Department of Agriculture regulates our veterinary products. Our future performance depends on, among other matters, when and at what cost we will receive regulatory approval for new products. In addition, certain of our foreign product registrations are owned or controlled by our international distribution partners, such that any change in our arrangement with such partners could result in the loss of or delay in transfer of any such product registrations, thereby interrupting our ability to sell our products in those markets. Regulatory approval can be a lengthy, expensive and uncertain process, making the timing and costs of approvals difficult to predict. Our total revenue would be negatively affected by failures or delays in the receipt of approvals or clearances, the loss of previously received approvals or clearances or the placement of limits on the marketing and use of our products.
Furthermore, in the ordinary course of business, we must frequently make subjective judgments with respect to compliance with applicable laws and regulations. If regulators subsequently disagree with the manner in which we have sought to comply with these regulations, we could be subjected to substantial civil and criminal penalties, as well as product recall, seizure or injunction with respect to the sale of our products. The assessment of any civil and criminal penalties against us could severely impair our reputation within the industry and any limitation on our ability to manufacture and market our products could have a material adverse effect on our business.
We are subject to numerous government regulations in addition to FDA regulation, and compliance with changes could increase our costs.
In addition to FDA and other regulations referred to above, numerous laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances impact our business operations. If these laws change or laws regulating any of our businesses are added, the costs of compliance with these laws could substantially increase our overall costs. Failure to comply with any laws, including laws regulating the manufacture and marketing of our products, could result in substantial costs and loss of sales or customers. Because of the number and extent of the laws and regulations affecting our industry, and the number of governmental agencies whose actions could affect our operations, it is impossible to reliably predict the full nature and impact of future legislation or regulatory developments relating to our industry. To the extent the costs and procedures associated with meeting new requirements are substantial, our business and results of operations could be adversely affected.
We use hazardous materials in our business that may result in unexpected and substantial claims against us relating to handling, storage or disposal.
Our research and development and manufacturing activities involve the controlled use of hazardous materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of hazardous materials. These regulations include federal statutes commonly known as CERCLA, RCRA and the Clean Water Act. Compliance with these laws and regulations is already expensive. If any governmental authorities were to impose new environmental regulations requiring compliance in addition to that required by existing regulations, these future environmental regulations could impair our research, development or production efforts by imposing additional, and possibly substantial, costs on our business. In addition, because of the nature of the penalties provided for in some of these environmental regulations, we could be required to pay sizeable fines, penalties or damages in the event of noncompliance with environmental laws. Any environmental violation or remediation requirement could also partially or completely shut down our research and manufacturing facilities and operations, which would have a material adverse effect on our business. The risk of accidental contamination or injury from these hazardous materials cannot be completely eliminated and exposure of individuals to these materials could result in substantial fines, penalties or damages that are not covered by insurance.
Our total revenue could be affected by third-party reimbursement policies and potential cost constraints.
The end-users of our products are primarily physicians and other healthcare providers. In the U.S., healthcare providers such as hospitals and physicians who purchase diagnostic products generally rely on third-party payers, principally private health insurance plans, federal Medicare and state Medicaid, to reimburse all or part of the cost of the procedure. Use of our products would be adversely impacted if physicians and other health care providers do not receive adequate reimbursement for the cost of our products by their patients’ third-party payers. Our total revenue could also be adversely affected by changes or trends in reimbursement policies of these governmental or private healthcare payers. We believe that the overall escalating cost of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry, both foreign and domestic, to reduce the cost of products and services. Given the efforts to control and reduce healthcare costs in the U.S. in recent years, currently available levels of reimbursement may not continue to be available in the future for our existing products or products under development. Third-party reimbursement and coverage may not be available or adequate in either the U.S. or foreign markets, current reimbursement amounts may be decreased in the future and future legislation, regulation or reimbursement policies of third-party payers may reduce the demand for our products or adversely impact our ability to sell our products on a profitable basis.
Unexpected increases in, or inability to meet, demand for our products could require us to spend considerable resources to meet the demand or harm our reputation and customer relationships if we are unable to meet demand.
Our inability to meet customer demand for our products, whether as a result of manufacturing problems or supply shortfalls, could harm our customer relationships and impair our reputation within the industry. This, in turn, could have a material adverse effect on our business.
If we experience unexpected increases in the demand for our products, we may be required to expend additional capital resources to meet these demands. These capital resources could involve the cost of new machinery or even the cost of new manufacturing facilities. This would increase our capital costs, which could adversely affect our earnings and cash resources. If we are unable to develop or obtain necessary manufacturing capabilities in a timely manner, our total revenue could be adversely affected. Failure to cost-effectively increase production volumes, if required, or lower than anticipated yields or production problems, including those encountered as a result of changes that we may make in our manufacturing processes to meet increased demand or changes in applicable laws and regulations, could result in shipment delays as well as increased manufacturing costs, which could also have a material adverse effect on our total revenue and profitability.
Unexpected increases in demand for our products could also require us to obtain additional raw materials in order to manufacture products to meet the demand. Some raw materials require significant ordering lead time and some are currently obtained from a sole supplier or a limited group of suppliers. We have long-term supply agreements with many of these suppliers, but these long-term agreements involve risks for us, such as our potential inability to obtain an adequate supply of raw materials and components and our reduced control over pricing, quality and timely delivery. It is also possible that one or more of these suppliers may become unwilling or unable to deliver materials to us. Any shortfall in our supply of raw materials and components, and our inability to quickly and cost-effectively obtain alternative sources for this supply, could have a material adverse effect on our total revenue or cost of sales and related profits.
If one or more of our products proves to be defective, we could be subject to claims of liability and harm to our reputation that could adversely affect our business.
A defect in the design or manufacture of our products could have a material adverse effect on our reputation in the industry and subject us to claims of liability for injuries and otherwise. Any substantial underinsured loss resulting from such a claim would have a material adverse effect on our profitability and the damage to our reputation in the industry could have a material adverse effect on our business.
We are exposed to business risk which, if not covered by insurance, could have an adverse effect on our results of operations.
We face a number of business risks, including exposure to product liability claims. Although we maintain insurance for a number of these risks, we may face claims for types of damages, or for amounts of damages, that are not covered by our insurance. For example, although we currently carry product liability insurance for liability losses, there is a risk that product liability or other claims may exceed the amount of our insurance coverage or may be excluded from coverage under the terms of our policy. Also, if we are held liable, our existing insurance may not be renewed at the same cost and level of coverage as currently in effect, or may not be renewed at all. Further, we do not currently have insurance against many environmental risks we confront in our business. If we are held liable for a claim against which we are not insured or for damages exceeding the limits of our insurance coverage, whether arising out of product liability matters or from some other matter, that claim could have a material adverse effect on our results of operations and profitability.
Our business could be negatively affected by the loss of or the inability to hire key personnel.
Our future success depends in part on our ability to retain our key technical, sales, marketing and executive personnel and our ability to identify and hire additional qualified personnel. Competition for these personnel is intense, both in the industry in which we operate and where our operations are located. Further, we expect to grow our operations, and our needs for additional management and other key personnel are expected to increase. If we are not able to retain existing key personnel, or identify and hire additional qualified personnel to meet expected growth, our business could be adversely impacted.

We face risks relating to our international sales, including inherent economic, political and regulatory risks, which could impact our financial performance, cause interruptions in our current business operations and stifle our growth opportunities.
Our products are sold internationally, with the majority of our international sales to our customers in Japan, Europe and the Middle East. We currently sell and market our products by channeling products through distributor organizations and sales agents. Sales to foreign customers accounted for 21%, 15%, and 14% of our total revenue for the years ended December 31, 2009, 2008 and 2007, respectively. Our international sales are subject to inherent economic, political and regulatory risks, which could impact our financial performance, cause interruptions in our current business operations and impede our international growth. These foreign risks include, among others:
•	compliance with multiple different registration requirements and new and changing registration requirements, our inability to benefit from registration for our products inasmuch as registrations may be controlled by a distributor, and the difficulty in the transitioning of our product registrations,

•	tariffs or other barriers as we continue to expand into new countries and geographic regions;

•	exposure to currency exchange fluctuations against the U.S. dollar;

•	longer payment cycles, generally lower average selling prices and greater difficulty in accounts receivable collection;

•	reduced protection for, and enforcement of, intellectual property rights;

•	political and economic instability in some of the regions where we currently sell our products or that we may expand into in the future;

•	potentially adverse tax consequences; and

•	diversion to the U.S. of our products sold into international markets at lower prices.
Currently, all of our international sales are negotiated for and paid in U.S. dollars. Nonetheless, these sales are subject to currency risks, since changes in the values of foreign currencies relative to the value of the U.S. dollar can render our products comparatively more expensive. These exchange rate fluctuations could negatively impact international sales of our products, as could changes in the general economic conditions in those markets. In order to maintain a competitive price for our products internationally, we may have to continue to provide discounts or otherwise effectively reduce our prices, resulting in a lower margin on products sold internationally. Continued change in the values of the Euro, the Japanese Yen and other foreign currencies could have a negative impact on our business, financial condition and results of operations. We do not currently hedge against exchange rate fluctuations, which means that we are fully exposed to exchange rate changes.
Investor confidence and share value may be adversely impacted if we or our independent registered public accounting firm conclude that our internal controls over financial reporting are not effective.
As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring us, as a public company, to include a report of management on our internal controls over financial reporting in our Annual Reports on Form 10-K that contains an assessment by management of the effectiveness of our internal controls over financial reporting. In addition, our independent registered public accounting firm must attest to the effectiveness of our internal controls over financial reporting. How companies are implementing these requirements, including internal control reforms, if any, to comply with Section 404’s requirements, and how independent registered public accounting firms are applying these requirements and testing companies’ internal controls, remain subject to uncertainty. The requirements of Section 404 of the Sarbanes-Oxley Act of 2002 are ongoing. We expect that our internal controls will continue to evolve as our business activities change. Although we seek to diligently and vigorously review our internal controls over financial reporting in an effort to ensure compliance with the Section 404 requirements, any control system, regardless of how well designed, operated and evaluated, can provide only reasonable, not absolute, assurance that its objectives will be met. In addition, the integration of the business and operations of any future acquisitions could heighten the risk of deficiencies in our internal controls, particularly in the case of acquisitions of private companies, which may not have internal controls over financial reporting adequate for public company reporting. If, during any year, our independent registered public accounting firm is not satisfied with our internal controls over financial reporting or the level at which these controls are documented, designed, operated, tested or assessed, or if the independent registered public accounting firm interprets the requirements, rules or regulations differently than we do, then it may issue a report that is qualified. This could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements and effectiveness of our internal controls, which ultimately could negatively impact the market price of our shares.
Risks Related to Our Common Stock
Our stock price has been highly volatile, and an investment in our stock could suffer a significant decline in value.
The market price of our common stock has been highly volatile and has fluctuated substantially in the past. For example, between December 31, 2007 and June 30, 2010, the closing price of our common stock, as reported by the Nasdaq Global Market, has ranged from a low of $7.92 to a high of $20.84. We expect our common stock to continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including the risk factors discussed herein.
In addition, the stock market in general, and the Nasdaq Global Market and the market for healthcare companies in particular, have experienced significant price and volume fluctuations that, at times, have been unrelated or disproportionate to the operating performance of the relevant companies. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of management’s attention and resources.
Future sales or other dilution of our equity could depress the market price of our common stock.
Sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the market price of our common stock. As of June 30, 2010:
•	approximately 28.5 million shares of our common stock had been issued in registered offerings and 28.1 million are generally tradable in the public markets without restrictions; and

•	approximately 3.2 million shares of our common stock were issuable upon exercise of outstanding stock options under our various equity incentive plans at a weighted average exercise price of $12.24.
We also have a number of institutional stockholders that own significant blocks of our common stock. If one or more of these stockholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.
In addition, the issuance of additional shares of our common stock, or issuances of securities convertible into or exercisable for our common stock or other equity linked securities pursuant to this prospectus, including preferred stock or warrants, will dilute the ownership interest of our common stockholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing stockholders could experience significant dilution upon the issuance, conversion or exercise of such securities.
Our governing documents and rights plan may delay stockholder actions with respect to business combinations or the election of directors, or delay or prevent a sale of the company or changes in management.
          Our governing documents and our stockholder rights plan may have the effect of delaying stockholder actions with respect to business combinations or the election of directors, or delaying or preventing a sale of the company or change in the management, including the following:
•	Our bylaws require stockholders to give written notice of any proposal or director nomination to us within a specified period of time prior to any stockholder meeting and do not permit stockholders to call a special meeting of the stockholders, unless such stockholders hold at least 50% of our stock entitled to vote at the meeting.

•	Under our rights plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquiror of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquiror, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquiror.

•	Our board of directors may approve the issuance, without further action by the stockholders, of shares of our preferred stock, and to fix the rights and preferences thereof. An issuance of preferred stock with dividend and liquidation rights senior to our common stock or convertible into a large number of shares of our common stock could prevent a potential acquiror from gaining effective economic or voting control.
We do not pay dividends and this may negatively affect the price of our stock.
We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The future price of our common stock may be adversely impacted because we have not paid and do not anticipate paying dividends.

FORWARD-LOOKING STATEMENTS
          Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing on our strategic initiatives, our reliance on sales of our influenza diagnostic tests, uncertainty surrounding the detection of novel influenza viruses involving human specimens, our ability to develop new products and technology, adverse changes in the competitive and economic conditions in domestic and international markets, our reliance on and actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, the medical reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse regulatory actions or delays in product reviews by the FDA, compliance with FDA and environmental regulations, our ability to meet unexpected increases in demand for our products, our ability to execute our growth strategy, including the integration of new companies or technologies, disruptions in the global capital and credit markets, our ability to hire key personnel; intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, potential inadequacy of booked reserves and possible impairment of goodwill, and lower than anticipated acceptance, sales or market penetration of our new products.
          The risks described under “Risk Factors” in this prospectus, in the applicable prospectus supplement, together with all of the other documents contained or incorporated by reference in this prospectus and the prospectus supplement, and in other reports that we file with the SEC from time to time, should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
          Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include acquisitions of complementary products, technologies or businesses, the repayment or refinancing of indebtedness, working capital and repurchases and redemptions of securities.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months
	Ended	Year Ended December 31,
	June 30, 2010	2009	2008	2007	2006	2005
Ratio(1)	— (2)	32.41x	25.26x	19.00x	12.16x	—	(2)

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income, including distributions received from equity investments, before income taxes, interest expensed, interest amortized to cost of sales and income attributable to minority interests. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.

(2)	For the six months ended June 30, 2010 and the year ended December 31, 2005, our earnings were insufficient to cover fixed charges; the amount of additional earnings needed to cover fixed charges for such period was $8.1 million and $5.3 million, respectively.

DESCRIPTION OF SECURITIES
          The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DEBT SECURITIES
          We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.
          The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.
Terms of the Debt Securities
          Our debt securities will be general obligations of Quidel Corporation. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:
•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.
          The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.
Events of Default and Remedies
          Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:
•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series, or the indenture (as they relate thereto), and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets (or any other provision specified in the applicable authorizing resolution or supplemental indenture), which will constitute an event of default with notice but without passage of time);

•	our failure or the failure of any restricted subsidiary to pay final judgments that are non-appealable aggregating in excess of $50 million, net of applicable insurance that has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).
          The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.
          The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived (other than nonpayment of the principal of, or interest on, such series as a result of acceleration).
          The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.
Defeasance
          The indenture will permit us to terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
          The indenture will also permit us to terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
          In addition, the indenture will permit us to terminate substantially all our obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.
Transfer and Exchange
          A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.
Amendment, Supplement and Waiver
          Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:
•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•	secure the debt securities of any series;

•	issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series of debt securities as, the applicable series of debt securities;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trust under the indenture by more than one trustee;

•	conform the indenture or the debt securities of any series to this “Description of Securities” or the “Description of the Notes” or “Description of the Securities” section of the applicable prospectus supplement or offering memorandum relating to our offering of such debt securities; and

•	make any change that does not adversely affect the rights of any holder in any material respect.

          With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.
          Without the consent of each holder affected, we and the trustee may not:
•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.
          The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.
Concerning the Trustee
          The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.
          The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.
Governing Law
          The laws of the State of New York will govern the indenture and the debt securities.

COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES
          Our authorized capital stock consists of 50,000,000 shares of common shares, par value $0.001, and 5,000,000 shares of preferred shares, par value $0.001. The common shares are divided into two classes, consisting of 47,500,000 voting shares of common stock and 2,500,000 shares of nonvoting Class A Common Stock. Of the preferred shares, 45,000 have been designated Series B Preferred Stock and 50,000 have been designated as Series C Junior Participating Preferred Stock. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.
Common Stock
          As of August 30, 2010, 28,514,435 shares of our common stock were outstanding and held of record by approximately 520 holders. No shares of the Class A Common Stock are currently outstanding.
          Voting. Holders of our voting common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of common stockholders. Holders of common stock do not have cumulative voting rights.
          Dividends. Holders of our common stock are entitled to receive dividends declared by the board of directors out of legally available funds.
          Other Rights. Holders of our common stock do not have any preemptive, subscription or conversion rights.
          Our common stock is listed on the Nasdaq Global Market under the symbol “QDEL.” American Stock Transfer & Trust Company is the Transfer Agent and Registrar for our common stock.
Preferred Stock
          Our board of directors is authorized to issue from time to time, without further vote or action by the stockholders, up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred stock, and the number of shares constituting such series and the designation thereof. Our board of directors designated, in conjunction with our stockholder rights plan discussed below, 50,000 shares of preferred stock as Series C Junior Participating Preferred Stock. No preferred shares are currently outstanding.
          We currently have no plans to issue any preferred shares, but we believe that the ability to issue preferred shares without the expense and delay of a special stockholders’ meeting will provide us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The board of directors could issue preferred shares having voting, dividend and liquidation rights superior to those of the common stock, which could adversely affect the voting power of the holders of common stock, including the loss of voting control to others, and delay, defer or prevent a change in control of us without further action by the stockholders. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.
Governing Documents and Rights Plan
     The provisions of our certificate of incorporation, bylaws and rights plan described below may make it more difficult for third parties to acquire control of us.
          Stockholder Rights Plan. We have a stockholder rights plan, which provides that one right to purchase a fraction of a share of our Series C Junior Participating Preferred Stock will accompany each share of our outstanding common stock. Under certain conditions involving an acquisition by any person or group of 15% or more of the common stock, the rights permit the holders (other than the 15% holder) to purchase our common stock at a 50% discount upon payment of an exercise price of $24 per right. In addition, in the event of certain business combinations, the rights permit the purchase of the common stock of an acquiror at a 50% discount. Under certain conditions, the rights may be redeemed by our board of directors at a price of $0.005 per right. The rights have no voting privileges and are attached to and automatically trade with our common stock. The rights will expire on December 31, 2011, unless earlier triggered, redeemed or exchanged. The terms of the rights are fully described in a Rights Agreement between American Stock Transfer & Trust Company, as rights agent, and us. A copy of the Rights Agreement has been filed with and is publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

          Special Meetings and Advance Notice Provisions. Our bylaws provide that special meetings of the stockholders may only be called by stockholders holding 50% or more of the shares entitled to vote at such meeting. In addition, our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings. As a result, these provisions of our bylaws may delay stockholder actions with respect to business combinations or a change in management.
          Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”
          Depositary Shares
          We may, at our option, elect to offer fractional shares of either preferred stock or a new series of common stock, rather than full shares of preferred stock or common stock (as applicable). If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of either a share of the particular series of preferred stock or common stock.
          The shares of any series of preferred stock or common stock (as applicable) underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock or common stock (as applicable) underlying that depositary share, and to all the rights and preferences of the preferred stock or common stock (as applicable) underlying that depositary share. Those rights include proportionate dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional shares of preferred stock or common stock (as applicable) underlying the depositary shares, in accordance with the terms of the offering.
          We will describe in the applicable prospectus supplement the terms of the deposit agreement and the rights of the holders of the depositary shares, among other matters.
Effect of New Issuance
          If the board were to issue a new series of common stock or preferred stock, the issuance of such shares could:
•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of our company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.
WARRANTS
          We may issue warrants for the purchase of our debt securities, common stock, preferred stock or other securities registered hereunder or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, common stock or preferred stock or other securities registered hereunder and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:
•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;
•	in the case of warrants to purchase our preferred stock, common stock or depositary shares, any provisions for adjustment of the number or amount of shares of our preferred stock, common stock or depositary shares receivable upon exercise of the warrants or the exercise price of the warrants;

•	in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•	if applicable, the number of warrants issued with each other security, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.
          Exercise of Warrants
          Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business at the location and on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
          Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
          Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:
•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; and

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.
          Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations to the extent set forth in the prospectus supplement.
RIGHTS
          We may issue rights to purchase common stock, preferred stock or other securities registered hereunder that we may offer to our stockholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
          The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	if applicable, a discussion of any material federal income tax considerations.
          Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business at the location and on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
          If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
          We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number or variable number of shares of common stock, preferred stock or other securities registered hereunder at a future date or dates. The consideration per security may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and our debt securities, preferred stock, depositary shares, any other securities described in the applicable prospectus supplement. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.
          The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. Material federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.
UNITS
          We may issue units, which will consist of one or more stock purchase contracts, warrants, debt securities, depositary shares, rights, preferred stock, common stock or any combination thereof. The applicable prospectus supplement for any units will describe:
•	all terms of the units and of the securities or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
          The securities that may be offered by this prospectus may be sold:
•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.
          Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.
          Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:
•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.
          The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:
•	transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.
          If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.
          In compliance with the guidelines of the Financial Industry Regulatory Authority, or “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
          If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
          To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.
          Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
          Our common stock is listed on the Nasdaq Global Market. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
          Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.
          Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time our common stock by means of a separate prospectus supplement. In addition, we may agree to loan common stock to affiliates of the underwriters, dealers or agents for such debt securities or common stock, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares or the proceeds therefrom to facilitate transactions by which investors in the debt securities may hedge their investments in such debt securities. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.
          In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution to us upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of the debt securities to pay the cost of such convertible debt security hedge transactions.
          In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common stock, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly after the pricing of such debt securities.
          In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our common stock or such debt securities will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could impact the price of our common stock and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that an investor would receive upon conversion of such debt securities and, under certain circumstances, such investor’s ability to convert such debt securities.

WHERE YOU CAN FIND MORE INFORMATION
          This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement for further information about us and these securities.
          We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
          You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like Quidel Corporation, who file electronically with the SEC. The address of that web site is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	our Current Reports on Form 8-K filed January 11, 2010, January 22, 2010, February 19, 2010, March 1, 2010 and May 14, 2010 and our Current Report on Form 8-K/A filed March 22, 2010;

•	the description of our common stock contained in the Registration Statement on Form 8-A dated February 28, 1983, including any amendment or report filed for the purpose of updating such description; and

•	the description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed on January 13, 1997, including any amendment or report filed for the purpose of updating such description.
          We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.
          Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
          You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Robert J. Bujarski, Corporate Secretary
Quidel Corporation
10165 McKellar Court
San Diego, California 92121
(858) 552-1100
          Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.
EXPERTS
          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
           The audited historical financial statements of DHI included in Quidel Corporation’s Current Report on Form 8-K/A dated March 22, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Gibson, Dunn & Crutcher LLP of Los Angeles and Irvine, California has issued an opinion with respect to the validity of the securities to be offered and sold by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

$150,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units
Units

PROSPECTUS
                                                            , 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	$10,695
Printing Expenses	$4,000	*
Trustee and Transfer Agent Fees	$2,000	*
Legal Fees and Expenses	$125,000	*
Accounting Fees and Expenses	$10,000	*
Blue Sky Fees	0	*
Miscellaneous	0	*

Total	$151,695

*	Does not include expense of preparing prospectus supplements and other expenses relating to offerings of securities.
Item 15. Indemnification of Directors and Officers
          The Registrant is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
          Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of a corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under the standards to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Chancery Court or the court in which such action or suit was brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court deems proper.
          Further subsections of DGCL Section 145 provide that:
          (1) to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

          (2) any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders;
          (3) expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate;
          (4) the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office; and
          (5) a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
          Pursuant to Article 10 of the Registrant’s Certificate of Incorporation, as amended, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty as directors. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or ommissions not in good faith, (iii) for acts or ommissions which involve intentional misconduct or a knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.
          Article VI of the Registrant’s Bylaws provides that the Registrant shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, by reason of the fact that he is or was a director of officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if certain conditions are met, which parallel the provisions of the DGCL.
          The Registrant has also entered into indemnification agreements with each of its directors and each of its officers. The provisions of the indemnification agreements provide that the Registrant shall indemnify the applicable officer or director to the fullest extent permitted by the DGCL in effect on the date of entry into such agreement or as such law may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment). The Registrant may seek directors and officers’ liability insurance against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits and Financial Schedule
          See the Exhibit Index attached to this registration statement and incorporated herein by reference.
Item 17. Undertakings
          (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Quidel Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant, Quidel Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 31, 2010.

QUIDEL CORPORATION
By:	/s/ Douglas C. Bryant
Douglas C. Bryant
President and Chief Executive Officer

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas C. Bryant and John M. Radak, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ Douglas C. Bryant Douglas C. Bryant	President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2010

/s/ John M. Radak John M. Radak	Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2010

/s/ Mark A. Pulido Mark A. Pulido	Director	August 31, 2010

/s/ Thomas D. Brown Thomas D. Brown	Director	August 31, 2010

/s/ Kenneth F. Buechler Kenneth F. Buechler	Director	August 31, 2010

/s/ Rodney F. Dammeyer Rodney F. Dammeyer	Director	August 31, 2010

/s/ Mary Lake Polan Mary Lake Polan	Director	August 31, 2010

/s/ Jack W. Schuler Jack W. Schuler	Director	August 31, 2010

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting or Distribution Agreement**

4.1	Certificate of Incorporation of Quidel Corporation, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 1991.

4.2	Amended and Restated Bylaws of Quidel Corporation, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2000.

4.3	Certificate of Designations of the Series B Preferred Stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 1995.

4.4	Certificate of Designations of Series C Junior Participating Preferred Stock, incorporated by reference to Exhibit 1(A) to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 14, 1997.

4.5	Amended and Restated Rights Agreement dated as of December 29, 2006 between the Company and American Stock Transfer & Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2007.

4.6	Form of specimen common stock certificate.

4.7	Form of specimen preferred stock certificate.**

4.8	Form of Indenture.

4.9	Form of Warrant Agreement.**

4.10	Form of Warrant.**

4.11	Form of Deposit Agreement.**

4.12	Form of Depositary Receipt.**

4.13	Form of Rights Agent Agreement.**

4.14	Form of Rights Certificate.**

4.15	Form of Stock Purchase Contract.**

4.16	Form of Stock Purchase Unit Agreement.**

4.17	Form of Unit Agreement.**

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Trust Company, N.A.

**	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.